UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

INFINITY NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42499	99-3407012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2605 Cranberry Square

Morgantown, WV 26508

(Address of principal executive offices, including zip code)

(304) 212-2350

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	INR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Upstream Purchase Agreement

On December 5, 2025, Infinity Natural Resources, LLC (“INR Holdings”) and Northern Oil and Gas Inc. (“Northern” and, together with INR Holdings, the “Upstream Buyers”) entered into a purchase and sale agreement (the “Upstream Purchase Agreement”) with Antero Resources Corporation, a Delaware corporation, Antero Minerals LLC, a Delaware limited liability company and Monroe Pipeline LLC, a Delaware limited liability company (collectively, the “Upstream Sellers”), pursuant to which the Upstream Buyers agreed to jointly purchase from the Upstream Sellers certain rights, title and interests in upstream oil and gas properties, rights and related assets located in the State of Ohio (the “Upstream Assets”). INR Holdings will acquire an undivided 51% interest, and Northern will acquire an undivided 49% interest, in the Upstream Assets.

As consideration for the transfer of the Upstream Assets and the transactions contemplated by the Upstream Purchase Agreement (collectively, the “Upstream Acquisition”), the purchase price shall be $800 million payable in cash (the “Upstream Purchase Price”), as adjusted in accordance with the Upstream Purchase Agreement, and the Upstream Buyers will assume certain liabilities related to the Upstream Assets as set forth in the Upstream Purchase Agreement. INR Holdings’ share of the purchase price for the Upstream Assets is $408 million, and Northern’s share of the purchase price for Upstream Assets is $392 million. INR Holdings will operate the Upstream Assets.

Midstream Purchase Agreement

On December 5, 2025, INR Holdings and Northern (collectively, the “Midstream Buyers”) also entered into a purchase and sale agreement (the “Midstream Purchase Agreement” and, together with the Upstream Purchase Agreement, the “Purchase Agreements”) with Antero Midstream LLC, a Delaware limited liability company, Antero Water LLC, a Delaware limited liability company, and Antero Treatment LLC, a Delaware limited liability company (collectively, the “Midstream Sellers” and, together with the Upstream Sellers, the “Sellers”), pursuant to which the Midstream Buyers agreed to jointly purchase from the Midstream Sellers certain gathering, compression and transportation systems, water facilities and systems, equipment and related assets located in the counties of Belmont, Guernsey, Monroe, Noble and Washington, Ohio (the “Midstream Assets” and, together with the Upstream Assets, the “Assets”). INR Holdings will acquire an undivided 51% interest, and Northern will acquire an undivided 49% interest, in the Midstream Assets.

As consideration for the transfer of the Midstream Assets and the transactions contemplated by the Midstream Purchase Agreement (collectively, the “Midstream Acquisition” and, together with the Upstream Acquisition, the “Acquisitions”), the purchase price shall be $400 million payable in cash (the “Midstream Purchase Price” and, together with the Upstream Purchase Price, the “Purchase Price”), as adjusted in accordance with the Midstream Purchase Agreement, and the Midstream Buyers will assume certain liabilities related to the Midstream Assets as set forth in the Midstream Purchase Agreement. INR Holdings’ share of the purchase price for the Midstream Assets is $204 million, and Northern’s share of the purchase price for the Midstream Assets is $196 million. INR Holdings will operate the Midstream Assets.

The obligations of the parties to complete the Acquisitions are subject to the satisfaction or waiver of customary closing conditions set forth in the Purchase Agreements, including closing under such other Purchase Agreement. In connection with and upon execution of the applicable Purchase Agreement, INR Holdings and Northern collectively deposited with an escrow agent a wire of funds equal to 10% of the unadjusted applicable Purchase Price, to ensure INR Holdings’, Northern’s and the Sellers’ performance of their respective obligations thereunder and therein, pursuant to an escrow agreement among INR Holdings, Northern, the Sellers and the escrow agent, as applicable.

The Purchase Agreements have been included with this Current Report on Form 8-K (this “Current Report”) to provide investors and security holders with information regarding the terms of the transactions contemplated therein. They are not intended to provide any other factual information about INR Holdings, the Sellers or the Assets. The representations, warranties, covenants and agreements contained in the Purchase Agreements, which are made only for purposes of the respective Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the respective Purchase Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the respective Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. INR Holdings’ or Infinity Natural Resources, Inc.’s (the “Company”) security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of INR Holdings, the Sellers or the Assets. Moreover, information concerning the subject matter of the representations and warranties may change after the date of each Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing descriptions of the Upstream Purchase Agreement and Midstream Purchase Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by reference to the full text of each of the Upstream Purchase Agreement and Midstream Purchase Agreement, copies of which are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

Amendment to Credit Agreement

On December 5, 2025, INR Holdings entered into that certain Third Amendment to Credit Agreement (the “Amendment”), which amends that certain Credit Agreement, dated as of September 25, 2024, by and among INR Holdings, the lenders from time to time party thereto and Citibank, N.A., as the administrative agent, collateral agent and an issuing bank (as previously amended, the “Existing Agreement” and, as amended by the Amendment, the “Credit Agreement”).

The Amendment, among other things, amends certain provisions relating to hedging requirements and restrictions, debt incurrences and permitted acquisitions in the Credit Agreement.

The description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Debt Commitment Letter

In connection with, and concurrently with entry into, the Purchase Agreements, INR Holdings entered into a debt commitment letter dated December 5, 2025 (“Debt Commitment Letter”) with Citibank, N.A. (the “Commitment Party”). Pursuant to the Debt Commitment Letter, the Commitment Party has agreed to backstop INR Holdings obtaining certain amendments to the Credit Agreement, including increasing the elected commitments and borrowing base thereunder to $875 million (the “Upsized Credit Facility”), or if such amendments cannot be obtained from the lenders under the Credit Agreement, to provide a new revolving credit facility on substantially similar terms to the Credit Agreement and the amendments thereto being sought by INR Holdings, including elected commitments and a borrowing base of $875 million (the “Refinanced Credit Facility”), on the terms and subject to the conditions set forth in the Debt Commitment Letter, for the purposes of, among other things, financing the Acquisitions and their transactions’ respective related fees and expenses.

The initial borrowings under Upsized Credit Facility or the Refinanced Credit Facility will be concurrent with consummation of the Acquisitions, respectively. The obligations of the Commitment Party to provide the debt financing under the Debt Commitment Letter are subject to a number of customary conditions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 8, 2025, the Company issued a press release and posted an investor presentation on its website regarding the Acquisitions. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished in this Current Report pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of December 5, 2025, by and among Antero Resources Corporation, Antero Minerals LLC and Monroe Pipeline LLC, as sellers, and Infinity Natural Resources, LLC and Northern Oil and Gas, Inc., as buyers.

2.2*	Purchase and Sale Agreement, dated as of December 5, 2025, by and among Antero Midstream LLC, Antero Water LLC and Antero Treatment LLC, as sellers, and Infinity Natural Resources, LLC and Northern Oil and Gas, Inc., as buyers.

10.1	Third Amendment to Credit Agreement, dated as of December 5, 2025, by and among, Infinity Natural Resources, LLC, the lenders party thereto and Citibank, N.A., as the administrative agent, collateral agent and an issuing bank.

99.1	Press Release, dated December 8, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request. Certain personally identifiable information has also been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY NATURAL RESOURCES, INC.

By:	/s/ Zack Arnold
Zack Arnold
President and Chief Executive Officer

Dated: December 8, 2025